Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2018 Financial Results

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (April 1, 2019) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), developer of the EcoSmart Platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the fiscal year ended December 31, 2018. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“While 2018 annual revenues were flat overall, the Company completed order growth ending in record annual orders and backlog at year-end of $4.0 million, up from $1.5 million in the prior year,” stated Jason Tienor, Telkonet’s Chief Executive Officer. “Marquee multi-year project awards, increased market penetration and awareness through an expanded strategic marketing plan and expanding channel growth have yielded increases to our order activity.”

Operating and Financial Highlights Comparison for the Years Ended December 31, 2018 and 2017:

•	Net loss from continuing operations decreased to $3.0 million for the year ended December 31, 2018 compared to $3.5 million in the prior year
•	Operating expense decreased 7% to $6.8 million for the year ended December 31, 2018 compared to $7.3 million in 2017
•	Focusing on long-term, sustainable strategic growth, the Company recognized 69% growth in recurring revenues year-over-year resulting from increased sales activity on the annual support contracts
•	Through expanded marketing activities and extended project negotiations, Telkonet increased orders and compiled the largest backlog in company history of approximately $4.0 million for the year ended December 31, 2018
•	Successful certification as the first intelligent device participating in Hilton’s new Connected Room Initiative
•	Extensive Channel development resulting in end-of-year sales through channel efforts of 75% for the year ended December 31, 2018 as compared to 59% in the prior year
•	Completion and release of Telkonet’s newest products, Touch Flex WiFi and Zigbee, resulting in expanding markets and new technological deployments
•	Completion of numerous new integrations including Assa Abloy doorlocks and additional building management and property management systems

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Financial Results Review

Fiscal Year 2018

Revenue: Total revenue from continuing operations increased $0.1 million to $8.4 million for the fiscal year ended December 31, 2018 compared to $8.3 million for the comparable period in 2017.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform decreased $0.2 million to $7.6 million for the fiscal year ended December 31, 2018 compared to $7.8 million for the comparable period in 2017.

Recurring Revenue: Recurring revenue which principally arises from telephone support services increased $0.3 million to $0.8 million for the fiscal year ended December 31, 2018 compared to $0.5 million for the comparable period in 2017.

Gross Margin: Gross profit percentages decreased to 45% for the fiscal year ended December 31, 2018 from 47% for the comparable period in 2017.

Net Loss: The Company reported a net loss from continuing operations of $3.0 million for the fiscal year ended December 31, 2018 compared to a net loss from continuing operations of $3.5 million for the comparable period in 2017.

Teleconference

Date: Monday, April 1, 2019

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until April 15, 2018, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2018 and 2017, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Revenues, net:
Product	$7,616,415	$7,798,680
Recurring	815,564	483,889
Total Net Revenues	8,431,979	8,282,569

Cost of Sales:
Product	4,392,643	4,261,100
Recurring	269,443	176,131
Total Cost of Sales	4,662,086	4,437,231

Gross Profit	3,769,893	3,845,338

Operating Expenses:
Research and development	1,879,676	1,770,597
Selling, general and administrative	4,843,859	5,512,925
Depreciation and amortization	67,107	51,229
Total Operating Expenses	6,790,642	7,334,751

Operating Loss	(3,020,749)	(3,489,413)

Other Income (Expenses):
Interest income (expense), net	13,662	2,434
Total Other Income (Expenses)	13,662	2,434

Loss from Continuing Operations before Provision for Income Taxes	(3,007,127)	(3,486,979)

Provision for Income Taxes	9,623	9,762
Net loss from continuing operations	(3,016,750)	(3,496,741)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)	–	6,630,244
Income from Discontinued Operations (net of tax)	–	612,875
Net income (loss) attributable to common stockholders	$(3,016,750)	$3,746,378

Net income (loss) per common share:
Basic - continuing operations	$(0.02)	$(0.03)
Basic - discontinued operations	$0.0	$0.05
Basic - net income (loss) attributable to common stockholders	$(0.02)	$0.03

Diluted - continuing operations	$(0.02)	$(0.03)
Diluted - discontinued operations	$0.00	$0.05
Diluted - net income (loss) attributable to common stockholders	$(0.02)	$0.03

Weighted Average Common Shares Outstanding used in computing basic net loss per share	134,055,098	133,116,491
Weighted Average Common Shares Outstanding used in computing diluted net loss per share	134,055,098	133,116,491

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

	2018	2017
Net loss from continuing operations	$(3,016,750)	$(3,496,741)
Interest (income) expense, net	(13,622)	(2,434)
Provision for income taxes	9,623	9,762
Depreciation and amortization	67,107	51,229
EBITDA – continuing operations	(2,953,642)	(3,438,184)
Adjustments:
Stock-based compensation	6,405	322,888
Bonuses paid to executives upon sale of discontinued operations	–	87,750
Adjusted EBITDA – continuing operations	$(2,947,237)	$(3,027,546)

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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